UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2006

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200		22102
McLean, Virginia		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 7, 2006, Gladstone Investment Corporation invested approximately $18.4 million in Noble Logistics Services, Inc. (“NLS”) and its subsidiaries through the purchase of common and preferred equity securities, senior and subordinated notes and a revolving credit facility.  NLS, based in Houston, Texas, provides time sensitive local and regional delivery services to wholesalers of aftermarket automotive repair components and pharmaceutical distributors.

The investment is comprised of approximately $3.3 million in preferred and common stock of NLS, $14.0 million of senior notes of NLS and its subsidiaries and $0.5 million of short-term notes of such parties.  The amount funded includes a $0.6 million draw on a revolving credit facility with a total borrowing capacity of $2.0 million.  Gladstone Investment Corporation financed the investment using proceeds from its initial public offering in June 2005.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

(d) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)

December 11, 2006	By:/s/ Harry Brill
(Harry Brill, Chief Financial Officer)